EXHIBIT 23.4


            [LETTERHEAD OF MATHEWS, COLLINS, SHEPHERD & MCKAY, P.A.]

                                August 11, 2003

Joseph Day, Jr.,
Senior Vice President
Planning and Business Development
Celgene Corporation
7 Powder Horn Drive
Warren, NJ 07059

RE:      S-3 Registration Statement

Dear Mr. Day:

         Mathews, Collins, Shepherd & McKay, P.A. hereby consents to the following reference to its name in Celgene's current S-3 Registration Statement:
"The statements in this prospectus under the caption `Risk Factors - We may not be able to protect our intellectual property' have been reviewed and approved by Mathews, Collins, Shepherd & McKay, P.A. and are included herein in reliance upon such review and approval as experts in U.S. patent law."

                                        Very truly yours,

                                        MATHEWS, COLLINS, SHEPHERD & MCKAY, P.A.

                                        /s/ Diane Dunn McKay
                                        ----------------------------------------
                                            Diane Dunn McKay